FlitWays Technology Inc.
Financial Statements
December 31, 2015 and 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
FlitWays Technology Inc.
Los Angeles, California

We have audited the accompanying balance sheets of FlitWays Technology Inc. as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

Accordingly, we do not express an opinion thereon. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FlitWays Technology Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has recurring losses from operations since inception and has limited working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ SQUAR MILNER LLP

Newport Beach, California
October 14, 2016

FLITWAYS TECHNOLOGY INC.
BALANCE SHEETS
December 31, 2015 and 2014

	December, 31	December 31,
	2015	2014

ASSETS
Current Assets:
Cash	$7,107	$14,569
Accounts receivable, net	6,913	1,984
Total current assets	14,020	16,553

Property and equipment, net	1,290	5,579

Total Assets	$15,310	$22,132

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$22,171	$4,068
Wages payable	144,000	72,000
Sales tax payable	17,379	4,384
Chargeback reserve	1,727	403
Total current liabilities	185,277	80,855

Line of credit - related party	51,914	47,163
Accrued interest	6,562	2,821
Total liabilities	243,753	130,839

Stockholders' Equity (Deficit):
Common stock, $.00001 par value, 10,000,000 shares
authorized, 10,000,000 issued and outstanding, respectively	100	100
Additional paid in capital	24,900	24,900
Accumulated deficit	(253,443)	(133,707)

Total Stockholders' Deficit	(228,443)	(108,707)

Total Liabilities and Stockholders' Deficit	$15,310	$22,132

Page 2	The accompanying notes are an integral part of these financial statements.

FLITWAYS TECHNOLOGY INC.
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2015 and 2014

	2015	2014

Sales, net	$336,601	$67,328
Cost of sales	(270,935)	(64,282)
Gross profit	65,666	3,046

Operating expenses
Wages and salaries	72,000	72,000
Professional fees	25,116	2,022
Rent expense	12,082	7,478
Depreciation expense	4,289	4,289
Advertising expense	11,385	4,892
General and administrative	55,738	20,399
Total operating expenses	180,610	111,080
Operating loss	(114,944)	(108,034)

Other Non-Operating Income and Expenses
Interest expense	(3,742)	(2,821)

Net loss before income taxes	(118,686)	(110,855)

Provision for income taxes	1,050	800

Net loss	$(119,736)	$(111,655)

Basic and Diluted Loss per Share - Common Stock	$(0.01)	$(0.01)

Weighted Average Number of Shares Outstanding:
Basic and Diluted Common Stock	10,000,000	9,378,630

Page 3	The accompanying notes are an integral part of these financial statements.

FLITWAYS TECHNOLOGY INC.
STATEMENTS OF STOCKHOLERS’ DEFICIT
For the Years Ended December 31, 2015 and 2014

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, December 31, 2013	-	$-	$-	$(22,052)	$(22,052)

Issuance of common stock	9,300,000	93	(93)	-	-

Sale of common stock	700,000	7	24,993	-	25,000

Net loss	-	-	-	(111,655)	(111,655)

Balance, December 31, 2014	10,000,000	100	24,900	(133,707)	(108,707)

Net loss	-	-	-	(119,736)	(119,736)

Balance, December 31, 2015	10,000,000	$100	$24,900	$(253,443)	$(228,443)

Page 4	The accompanying notes are an integral part of these financial statements.

FLITWAYS TECHNOLOGY INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2015 and 2014

	2015	2014

OPERATING ACTIVITIES
Net loss	$(119,736)	$(111,655)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,289	4,289
Changes in operating assets and liabilities
Accounts receivable	(4,929)	(1,984)
Accounts payable	18,103	4,069
Wages payable	72,000	72,000
Sales tax payable	12,995	4,384
Chargeback reserve	1,324	403
Accrued interest	3,741	2,821
Net cash used in operating activities	(12,213)	(25,673)

FINANCING ACTIVITIES
Proceeds from the sale of stock	-	25,000
Proceeds from related party notes payable	4,751	9,554
Net Cash Provided by Financing Activities	4,751	34,554

NET (DECREASE) INCREASE IN CASH	(7,462)	8,881

CASH AT BEGINNING OF YEAR	14,569	5,688

CASH AT END OF YEAR	$7,107	$14,569

SUPPLEMENTAL INFORMATION OF NONCASH FINANCING ACTIVITIES
           During the years ended December 31, 2014, the Company issued its founders 9,300,000 shares of its common stock for no consideration

Page 5	The accompanying notes are an integral part of these financial statements.

FLITWAYS TECHNOLOGY INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2015 and 2014

1. NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

FlitWays Technology Inc. (the “Company”) was formed in the State of Delaware in October 2014. The Company was originally formed in California during April 2014 as a limited liability company under the name OnCabs, LLC, after being operated as a sole proprietorship beginning January 2013. The changes in legal entity have been accounted for as reorganizations at historical cost, since the Company was under common control. The accompanying 2014 statement of operations reflects results for the full year ended December 31, 2014.

The Company is in the “on demand” transportation business providing businesses and private traveler’s access to book and schedule ground transportation online or by mobile device. The Company gives travelers access to customizable travel rides through a network of ground travel providers. It incorporates ride booking into the travel industry by making travel ride booking available at various travel points of sale to allow travelers to book rides that fit their lifestyle online and on its mobile application.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all unrestricted cash, short-term deposits, and other investments with original maturities of no more than ninety days when acquired to be cash and cash equivalents for the purposes of the statement of cash flows. As of December 31, 2015 and 2014, the Company did not have any cash equivalents.

Revenue Recognition

Revenues are generally recognized when an agreement exists and price is determinable, the service has been rendered, net of discounts, returns and allowance and collectability is reasonably assured. These conditions are typically met when the trip has been completed. The Company utilizes third parties as transportation providers for customers. The Company, acting as principal as the Company is the primary obligor in the arrangement with its customers, has latitude in establishing pricing, the Company customizes the services required to the particular customer needs, has discretion in supplier selection, and assumes all credit risk in its transactions.

Cost of Sales

Cost of sales includes cost of the various transportation providers and merchant fees related to each transaction.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable are comprised of credit card settlements and receivables from travel partners and are stated at cost less an allowance for estimated uncollectible accounts. The allowance is calculated based upon the level of past due accounts and the relationship with and financial status of the Company’s customers. Account balances are written off against the allowance when it is determined that it is probable that the receivable will not be recovered. As of December 31, 2015 and 2014, no allowance for bad debt was considered necessary.

Income Taxes

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company evaluates its tax positions in a two-step process. First, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the taxing authorities. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

The Company initially recognizes a tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.

The Company’s policy is to recognize both interest and penalties related to unrecognized benefits in income tax expense. Interest and penalties on unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest and penalties during the years ended December 31, 2015 and 2014 and does not believe it has any uncertain tax positions at December 31, 2015 and 2014.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss Per Share

The Company applies Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if such additional shares had been issued and were dilutive. For the years ended December 31, 2015 and 2014, the Company had no potentially dilutive shares. Accordingly, basic and dilutive loss per common share are the same. For the year ended December 31, 2014, the Company calculates its weighted average number of common shares outstanding by assuming the 9,300,000 shares issued to its founders were outstanding as of the beginning of the year.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization, and includes expenditures that substantially increase the useful lives of existing property and equipment. Maintenance, repairs, and minor renovations are expensed as incurred. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the results of operations. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives or the term of the lease, as appropriate. Web engine and equipment are depreciated over a period of three years.

Fair Value Measurements

As of December 31, 2015 and 2014, the Company did not have any assets or liabilities measured at fair value on a recurring or nonrecurring basis.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains cash balances at financial institutions within the United States, which are insured by the Federal Deposit Insurance Corporation (FDIC) up to limits of approximately $250,000. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts.

Advertising Costs

The Company expenses advertising costs when incurred. Advertising costs incurred amounted to $11,385 and $4,892 for the years ended December 31, 2015 and 2014, respectively.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Significant Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, issued as a new Topic, ASC Topic 606 (ASU 2014-09). The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The premise of the guidance is that a Company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 can be adopted by the Company either retrospectively or as a cumulative-effect adjustment as of the date of adoption. On April 1, 2015, the FASB decided to defer the effective date of the new revenue standard by one year. For public entities, the update is effective for financial statements issued for fiscal years beginning after December 15, 2018, and for private entities, the update is effective for financial statements issued after December 15, 2019. The Company is currently evaluating the new guidance and has not determined the impact this standard may have on its financial statements or decided upon the method of adoption.

In February 2016, the FASB issued ASU 2016-02, Leases. The standard requires a lessee to recognize a liability to make lease payments and a right-of-use asset representing a right to use the underlying asset for the lease term on the balance sheet. The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact that this standard will have on its financial statements.

Subsequent Events

The Company evaluated subsequent events for their potential impact on the accompanying financial statements and disclosures through October 14, 2016, which is the date of the accompanying financial statements were available to issue. The following events occurred subsequent to our evaluation date:

On September 7, 2016, Cataca Resources, Inc., (“CATQ”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with the Company. Pursuant to the Share Exchange Agreement, the CATQ will acquire 100% of the issued and outstanding equity of the Company and in exchange the Company shall issue to the Company 20,000,000 restricted shares of its common stock. As a result of the Share Exchange Agreement, the Company shall become a wholly owned subsidiary of CATQ. Upon closing, the transaction will be accounted for as a reorganization and a “public shell reverse merger” resulting in the Company becoming a public company.

3. GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred a net loss of $119,736 and $111,655 for the years ended December 31, 2015 and 2014, respectively, had an accumulated deficit of $253,443 and $133,707 as of December 31, 2015 and 2014, respectively, and working capital deficit of $171,257 and $64,302 as of December 31, 2015 and 2014. These factors raise substantial doubt concerning the Company’s ability of the Company to continue as a going concern.

The Company is able to operate with negative net working capital and net losses due to a line of credit from a related party. The Company believes it will achieve future positive operating cash flows, continued support from related parties, and the ability to continue to roll over short-term debt, taken together, provide adequate resources to fund ongoing operations in the foreseeable future. The Company may also seek equity financing to replace both short-term and long-term debts.

Management of the Company believes that the Company’s negative working capital will continue to improve during 2016. Management expects the improvement to come from improved operating results. Management anticipates that these improvements will enable the Company to fund on-going operations.

4. PROPERTY, PLANT AND EQUIPMENT

Property and equipment at December 31, 2015 and 2014, consisted of:

	December 31,	December 31,
	2015	2014
Web engine	$9,450	$9,450
Equipment	1,117	1,117
	10,567	10,567
Accumulated depreciation	(9,277)	(4,988)
Property and equipment, net	$1,290	$5,579

Depreciation expense for the years ended, December 31, 2015 and 2014 was $4,289.

5. INCOME TAX

For the years ended December 31, 2015 and 2014, the Company had a current provision for income taxes of $1,050 and $800, respectively, for state income taxes. Additionally, the Company had no deferred tax provision for the years ended December 31, 2015 and 2014 due to a full valuation allowance on its net deferred tax assets. At December 31, 2015, the Company had cumulative federal and state net operating loss carry forwards of $118,686 and $0, respectively, which begin to expire in 2034.

5. INCOME TAX (continued)

The Company recognizes deferred tax assets to the extent that it believes these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income and tax planning.

Components of net deferred taxes, including a full valuation allowance, are as follows at December 31, 2015 and 2014:

	2015	2014

Deferred tax assets:
Net operating loss carryforward	$47,273	$-
Total deferred tax assets	47,273	-
Less: Valuation allowance	(47,273)	-

Net deferred tax assets	$-	$-

The Company reorganized from a sole proprietorship to a corporation in October 2014. Accordingly, net operating losses that were incurred prior to the reorganization were not carried over to the corporation. The valuation allowance for deferred tax assets as of December 31, 2015 and 2014 was $47,273 and $0, respectively. The net operating losses will begin to expire in 2034. Management believes it is more likely than not that the deferred tax assets as of December 31, 2015 will not be realized based on the management’s assessment that the deductions ultimately recognized for tax purposes will be fully utilized. Therefore, full valuation allowances were set up for these deferred tax assets as of December 31, 2015 and 2014.

For the years ended December 31, 2015 and 2014, the Company’s effective tax rate differs from the federal statutory rate due to state income taxes, nondeductible expenses, and the full valuation allowance.

6. LINE OF CREDIT - RELATED PARTY

On December 31, 2013, the Company entered into an unsecured line of credit agreement with a credit limit of up to $200,000 with an officer and a stockholder, bearing interest at a fixed rate of 7.5% per annum. Net advances and any accrued and unpaid interest are due no later than December 2017. The outstanding balance on the line of credit at December 31, 2015 and 2014 was $51,914 and $47,163, respectively, and accrued and unpaid interest was $6,562 and $2,821 as of December 31, 2015 and 2014, respectively.

7. STOCKHOLDERS’ EQUITY

The Company is authorized to issue 10 million shares of common stock, $0.00001 par value per share. Common stock holders are entitled to one vote per share. As of December 31, 2015 and 2014, the Company had 10 million shares of its common stock issued and outstanding.

7. STOCKHOLDERS’ EQUITY (continued)

The Company reorganized from a sole proprietorship to a corporation in October 2014. Accordingly, net operating losses were incurred prior to the reorganization were not carried over to the corporation.

8. COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company rents office space from an unrelated party on a month-to-month basis. For the years ended December 31, 2015 and 2014, rent expense amounted to $12,082 and $7,478, respectively

Litigation

During the ordinary course of business, the Company is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.